EXHIBIT 10.7

EXECUTION COPY

ASSIGNMENT OF PARTNERSHIP INTERESTS

SECURITY AGREEMENT

THIS ASSIGNMENT OF PARTNERSHIP INTERESTS SECURITY AGREEMENT dated as of January 11, 2002 is by and between APCOA/STANDARD PARKING, INC., a Delaware corporation (the “Borrower”), and WILMINGTON TRUST COMPANY, as trustee and collateral agent (hereinafter, in such capacity, the “Agent”) for itself and the several holders (the “Holders”) of the 14% Senior Subordinated Second Lien Notes due 2006 (the “Notes”) issued by the Borrower, pursuant to an indenture dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Borrower, each of the Borrower’s subsidiaries named on the signature pages thereto (the “Guarantors”) and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Borrower and the Guarantors have severally agreed to make payments to the Holders upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each of the Guarantors;

WHEREAS, the proceeds of the offering and exchange of the Notes will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each of such parties will derive substantial direct and indirect benefit from the offering and issuance of the Notes to the Holders;

WHEREAS, under the terms of the Indenture, the Borrower has agreed that the Agent, for the benefit of itself and the Holders, shall have a second priority security interest in substantially all of the personal property assets of the Borrower, including Borrower’s interests in its subsidiaries and certain joint ventures and partnerships and related income, distributions and proceeds thereof, subject only to security interests expressly permitted by the Indenture, to secure the Borrower’s obligations under the Indenture;

WHEREAS, the Borrower is the direct legal and beneficial owner of that percentage of partnership interests of each of the partnerships described on Annex A hereto (the “Subsidiaries”); and

WHEREAS, it is a condition precedent to the issuance of the Notes that the Borrower shall have executed and delivered this Assignment of Limited Partnership Interests Security Agreement (as it may be amended or modified from time to time, this “Agreement”) to the Agent for the ratable benefit of the Agent and the Holders;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.

1.1.          Certain Defined Terms.  All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Amended and Restated Credit Agreement, dated as of even date herewith, by and among the Borrower and LaSalle Bank National Association (“LaSalle”) as agent and the lenders party thereto (as such agreement may be amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”).  Terms used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the UCC have such defined meanings herein, unless the context otherwise indicates or requires.  The following terms shall have the following meanings:

Partnership Agreements.  The Agreements of Limited Partnership of each of the Subsidiaries pursuant to which such Subsidiaries were formed, as the same may be amended, restated, modified or supplemented and in effect from time to time.

Partnership Interests.  The Borrower’s partnership interests in each of the Subsidiaries, including, without limitation, (a) Borrower’s right, title and interest, remedies, powers and privileges vested in the Borrower under the Partnership Agreements; (b) Borrower’s right, title and interest in and to the profits, income, surplus, moneys, available cash flow, assets and revenues of any kind accruing, and all Accounts arising, under or in respect of the Subsidiaries and the Partnership Agreements; (c) the Borrower’s right, title and interest in and to any and all security for or claims against others in respect of the Partnership Agreements; (d) the Borrower’s right, title and interest in and to the Subsidiaries, now owned or hereafter acquired, as a result of exchange offers, direct investments or contributions or otherwise; (e) all distributions of income, profit, revenues, or other assets paid or payable to the Borrower in its capacities as either a general and limited partner in the Subsidiaries; (f) all Accounts now or hereafter due and to become due to the Borrower from the Subsidiaries; and (g) any and all Proceeds of the foregoing.

Security Interests.  The second priority security interests granted pursuant to §2 hereof.

UCC.  The Uniform Commercial Code as in effect at the relevant time(s) in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

1.2.          Other Definitional Provisions.  Any of the defined terms used herein may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of the same and any successor statutes and regulations.

2.             Grant of Second Priority Security Interests.  The Borrower hereby grants to the Agent, for the benefit of itself and the Holders, continuing second priority security interests in, a right of setoff against, and an assignment to the Agent, for the benefit of itself and the Holders, of all right, title and interest of the Borrower in and to the Partnership Interests, except to the extent that (i) any such Partnership Interest is not assignable or capable of being encumbered as a matter of law or under the terms of the Partnership Agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under the UCC and other applicable law), without the consent of the applicable party or parties thereto other than the Borrower and (ii) such consent has not been obtained (collectively, “Excluded Partnership Interests” and, as the case may be, “Excluded Partnership Agreements”);  provided, however, that upon obtaining the consent of the party or parties to any such Partnership Agreement (other than the Borrower) with respect to any such otherwise Excluded Partnership Interests and/or Excluded Partnership Agreement, the terms “Partnership Interests” and “Partnership Agreement” shall thereafter include the same to the extent permitted by such consents.

2.1.          Ranking; Subordination.  Notwithstanding anything to the contrary in this Agreement, the security interests granted herein to the Agent for the ratable benefit of the Agent and the Holders shall be junior and subordinate to the claims of the agent and the lenders under the Credit Agreement as provided in the Indenture.  Furthermore, notwithstanding anything to the contrary in this Agreement, the Agent will not be able to exercise any rights or claims against the Partnership Interests until and unless such party is permitted to do so pursuant to the Intercreditor Agreement, dated as of even date herewith, among LaSalle, as agent for the lenders under the Credit Agreement, Wilmington Trust Company, as trustee under the Indenture, on behalf of the Holders, the Company and the Guarantors.  As provided in, and subject to the terms of, the Intercreditor Agreement, the Agent will follow any instructions given to it by the representative of the lenders under the Credit Agreement and, so long as amounts or commitments to lend remain outstanding under the Credit Agreement, the lenders under the Credit Agreement will make all determinations and decisions relating to the disposal of the Partnership Interests.

3.             Security for the Notes.  This Agreement and the second priority security interest in and pledge of the Partnership Interests evidenced hereunder are made with and granted to the Agent, for the benefit of the Holders and the Agent, as security for the payment and performance in full of all obligations under the Indenture.

4.             Representations and Warranties.  The Borrower represents and warrants that:

(a)           the Borrower is the sole owner of each item of the Partnership Interests, free and clear of any and all liens and claims whatsoever except for the second priority security interest granted to the Agent, for the benefit of the Holders and the Agent, pursuant to this Agreement and except for the first priority security interest granted to LaSalle and the lenders under the Credit Agreement.

(b)           The Borrower’s interests in each of the Subsidiaries consists of the percentage general partnership interest and percentage limited partnership interest, including the same percentage interests in all distributions by each of the Subsidiaries to its respective partners of cash or other property, whether in complete or partial liquidation or otherwise, as set forth on Annex A hereto.

(c)           The Borrower has all power, statutory and otherwise, to execute and deliver this Agreement, to perform the Borrower ’s obligations hereunder and to subject the Partnership Interests to the second priority security interest created hereby, all of which has been duly authorized by all necessary action.

(d)           No amendments or supplements have been made to any of the Partnership Agreements since they were originally entered into; each such Partnership Agreement remains in effect; and no party to any of the Partnership Agreements are presently in default thereunder.

(e)           No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (other than filing  in appropriate governmental offices UCC financing statements in favor of the Agent as secured party evidencing the security interests granted hereunder) either (i) for the Borrower’s granting of a second priority security interest in the Partnership Interests pursuant to this Agreement for the execution, delivery or performance of this Agreement by the Borrower or (ii) for the exercise by the Agent of the rights provided for in this Agreement or the remedies in respect of the Partnership Interests pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(f)            Upon the transfer of the Partnership Interests, or any portion thereof, to any party pursuant to §11 below, each of the Subsidiaries shall continue in existence and the Partnership Agreement of each Subsidiary provides for such continuation.

(g)           The mailing address, chief place of business, the chief executive office and the office where Borrower keeps its books and records relating to the Partnership Interests are located at the places specified on Exhibit A hereto.

5.             Covenants.  The Borrower covenants and agrees that from and after the date of this Agreement and until the obligations of the Borrower and the Guarantors under the Indenture are fully paid and satisfied:

5.1.          Further Documentation; Pledge of Instruments.  At any time and from time to time, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as may be required by applicable law or as the Agent may reasonably request to obtain the full benefits of this Agreement and of the rights and powers herein granted or reaffirmed, including, without limitation, the execution and filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the security interest granted or reaffirmed hereby and, if otherwise required hereunder, transferring certificates or documents evidencing Partnership Interests to the possession of LaSalle (as agent of the Agent pursuant to the Intercreditor Agreement), or if the Credit Agreement is no longer in effect, to the Agent (if a security interest in such certificates or documents evidencing Partnership Interests can be perfected by possession).  The Borrower also hereby authorizes the Agent to file any such financing or continuation statement without the signature of the Borrower to the extent otherwise permitted by applicable law.  If any amount payable under or in connection with any of the Partnership Interests shall be or become evidenced by any promissory note or other instrument (other than an instrument which constitutes chattel paper under the UCC), such note or instrument shall be immediately pledged hereunder and a second priority security interest therein hereby granted to the Agent and shall be duly endorsed without recourse or warranty in a manner satisfactory to the Agent and delivered to the Agent.  If at any time the Borrower ’s right or interest in any of the Partnership Interests becomes an interest in real property, the Borrower immediately shall execute, acknowledge and deliver to the Agent such further documents as may be required by applicable law or as the Agent may reasonably request to create a second priority perfected mortgage lien in favor of the Agent in such real property interest.

5.2.          Priority of Liens.  The Borrower will defend the right, title and interest hereunder of the Agent, as a second priority security interest in the Partnership Interests, against the claims and demands of all Persons whomsoever, other than those in favor of LaSalle while the Credit Agreement is in effect.

5.3.          Continuous Perfection.  The Borrower will not change the Borrower’s name  in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of any applicable provision of the UCC unless the Borrower shall have given the Agent at least thirty (30) days prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) required by applicable law or as may be reasonably requested by the Agent to amend such financing statement or continuation statement so that it is not seriously misleading.  The Borrower will not sign or authorize the signing on the Borrower’s behalf of the filing of any financing statement naming the Borrower as debtor covering all or any portion of the Partnership Interests, except financing statements naming the Agent as secured party and except for financing statements naming LaSalle as secured party in respect of the first priority security interest securing the lenders under the Credit Agreement.

5.4.          Transfers and Other Liens.  The Borrower will not directly or indirectly sell, pledge, mortgage, assign, transfer, or otherwise dispose of or create or suffer to be created any lien, security interest, charging order, or encumbrance on any of the Partnership Interests or the assets of  each of the Subsidiaries other than the liens in favor of the Agent for the benefit of the Agent and the Holders and other than the security interests in favor of LaSalle securing the lenders under the Credit Agreement.

5.5.          Performance of Obligations.  The Borrower will perform all of the Borrower’s obligations under each of the Partnership Agreements prior to the time that any interest or penalty would attach against the Borrower or any of the Partnership Interests as a result of the Borrower’s failure to perform any of such obligations, and the Borrower will do all things necessary to maintain each of the Subsidiaries as a limited or general partnership (as applicable) under the laws of the jurisdiction of organization and to maintain the Borrower’s interest as a limited or general partner in each of the Subsidiaries in full force and effect without diminution.

5.6.          Partnership Agreement.  The Borrower will not (x) suffer or permit any amendment or modification of any of the Partnership Agreements which is or can reasonably be expected to be adverse to the interests of the Agent and the Holders, except in accordance with the Indenture, or (y) waive, release, or compromise any rights or claims the Borrower may have against any other party which arise under any of the Partnership Agreements.  The Borrower will not vote under any of the Partnership Agreements to cause any of the Subsidiaries to dissolve, liquidate, merge or consolidate with any other entity or take any other action under such Partnership Agreement that would adversely affect the Security Interests, including, without limitation, the value or priority thereof.  The Borrower will not permit, suffer or otherwise consent to the issuance of any new or additional partnership interests or options or other agreements granting any right to receive partnership interests in any of the Subsidiaries.

5.7.          Uncertificated Securities.  If at any time the Partnership Interests constitutes a “security” as defined in Article 8 of the UCC, the Borrower shall, or shall permit the Agent to, promptly take all action necessary or appropriate to cause the Agent to have, subject to the terms of the Intercreditor Agreement, sole and exclusive “control” over the Partnership Interests, as such term is defined in Article 9 of the UCC.  At all times the Borrower shall take, or shall permit the Agent to take, all action necessary or appropriate to create, perfect and maintain a second perfected priority security interest in the Partnership Interests in favor of the Agent.

6.             The Borrower’s Powers.

(a)           So long as an “Event of Default” (as hereinafter defined) shall not then exist, the Borrower shall be the sole party entitled (1) to exercise for any purpose any and all (i) voting rights and (ii) powers, and (2) to receive any and all distributions, in each case arising from or relating to the Partnership Interests; provided, however, that the Borrower shall not exercise such rights or powers, or consent to any action of any of the Subsidiaries that would be in contravention of the provisions of, or constitute an Event of Default under, this Agreement or the Indenture.

(b)           Upon the occurrence and during the continuance of an Event of Default, unless the Agent designates in writing to the Borrower to the contrary, all rights of the Borrower provided in §6(a) hereof shall cease, and all voting rights and powers and rights to distributions included in the Partnership Interests or otherwise described in such §6(a) shall thereupon become vested in LaSalle (as agent under the Credit Agreement and as agent for the Agent pursuant to the Intercreditor Agreement), or if the Credit Agreement is no longer in effect, the Agent, and LaSalle, or if the Credit Agreement is no longer in effect, the Agent shall thereafter have the sole and exclusive right and authority to exercise such voting rights and powers.  The Borrower shall execute such documents and instruments, including but not limited to, statements that the Borrower no longer has the right to act as a limited or general partner or otherwise relating to such change as the Agent may request.  The Borrower agrees that each of the Subsidiaries and any partner of any of the Subsidiaries may rely conclusively upon any notice from the Agent that the Agent has the right and authority to exercise all rights and powers of the Borrower as a general partner and/or limited partner under the Partnership Agreements of each of the Subsidiaries.  The Borrower irrevocably waives any claim or cause of action against any of the Subsidiaries or any partner of any of the Subsidiaries who deals directly with the Agent following receipt of such notice from the Agent.

7.             Agent’s Appointment as Attorney-in-Fact.

(a)           The Borrower hereby irrevocably constitutes and appoints LaSalle, or if the Credit Agreement is no longer in effect, the Agent and each officer or agent of LaSalle, or if the Credit Agreement is no longer in effect, the Agent with full power of substitution, as the Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in such attorney-in-fact’s own name, from time to time in the discretion of each such attorney-in-fact following the occurrence of an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives each such attorney-in-fact the power and right, from and after an Event of Default, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

(i)            to collect and otherwise take possession of and title to any and all distributions of cash or other property due or distributable at any time after the date hereof to the Borrower as a limited or general partner from each of the Subsidiaries, whether in complete or partial liquidation or otherwise, and to prosecute or defend any action or proceeding in any court of law or equity or otherwise deemed appropriate by such attorney-in-fact for the purpose hereof;

(ii)           to ask, demand, collect, receive and give acceptances and receipts for any and all moneys due and to become due under any Partnership Interests and, in the name of the Borrower or such attorney-in-fact’s own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Partnership Interests and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by such attorney-in-fact for the purpose of collecting any and all such moneys due under any Partnership Interests whenever payable;

(iii)          to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Partnership Interests; and

(iv) (A)   to direct any party liable for any payment under any of the Partnership Interests to make payment of any and all moneys or property due and to become due thereunder directly to the Agent or as such attorney-in-fact shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts or property due and to become due at any time in respect of or arising out of any Partnership Interests;

(C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or realize upon the Partnership Interests or any portion thereof and to enforce any other right in respect of any Partnership Interests; (D) to defend any suit, action or proceeding brought against the Borrower with respect to any Partnership Interests; (E) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as such attorney-in-fact may deem appropriate; and (F) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Partnership Interests (or any interests therein) as fully and completely as though such attorney-in-fact were the absolute owner thereof for all purposes, and to do, at the option of such attorney-in-fact at the Borrower’s expense, at any time, or from time to time, all acts and things which such attorney-in-fact reasonably deems necessary to protect, preserve or realize upon the Partnership Interests and the security interest of the Agent therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

(b)           The powers conferred on each attorney-in-fact hereunder are solely to protect the interest in the Partnership Interests of the Agent and shall not impose any duty upon any such attorney-in-fact to exercise any such powers.  Each such attorney-in-fact shall be accountable only for amounts and property that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act unless such action or failure to act constitutes gross negligence or willful misconduct.

(c)           The Borrower also authorizes the Agent and each officer  or agent of the Agent at any time and from time to time upon the occurrence of any Event of Default, to execute, in connection with the sale provided for in §11 of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to any of the Partnership Interests.

8.             Distributions.  Following the occurrence of and during the continuance of an Event of Default, the Borrower hereby grants the Agent full irrevocable power and authority to receive and hold at any such time cash and non-cash distributions by each of the Subsidiaries on account of any of the Partnership Interests (together with all interest, if any, earned thereon), which may be held free and clear of the liens created hereby, and to convert any such non-cash distributions to cash, and to apply any such cash distributions, interest or proceeds of conversion in the manner specified in § 13 of this Agreement.

9.             Performance by the Agent of the Borrower’s Obligations.  If the Borrower fails to perform or comply with any of the Borrower’s agreements contained herein and the Agent as provided for by the terms of this Agreement shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the rate following a default applicable to the Notes in effect from time to time shall be payable by the Borrower to the Agent on demand and shall constitute debt secured hereby.

10.           Default.  Any “Event of Default” under the Indenture shall constitute an “Event of Default” hereunder.

11.           Remedies.

(a)           Upon the occurrence of any Event of Default, subject to the terms of the Intercreditor Agreement, the Agent or the Agent’s designee may, at the Agent’s option, elect to become a substituted limited or general partner (as applicable) in any or all of the Subsidiaries with respect to the Partnership Interests and the Borrower shall execute or cause to be executed all documents necessary to evidence the Agent so becoming such a substituted limited or general partner.  If any Event of Default shall occur, the Agent or the Agent ’s designee may, subject to the terms of the Intercreditor Agreement, exercise in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Liabilities, all rights and remedies of a secured party under the UCC.  Without limiting the generality of the foregoing, the Borrower expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Partnership Interests, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any or all of said Partnership Interests (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without the assumption of any credit risk.  The Borrower expressly acknowledges that private sales may be less favorable to a seller than public sales but that private sales shall nevertheless be deemed commercially reasonable and otherwise permitted hereunder.  In view of the fact that federal and state securities laws and/or other applicable laws may impose certain restrictions on the method by which a sale of the Partnership Interests may be effected, the Borrower agrees that upon the occurrence of an Event of Default, the Agent may, from time to time, attempt to sell all or any part of the Partnership Interests by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution.  In so doing, the Agent may solicit offers to buy the Partnership Interests, or any part thereof, for cash, from a limited number of investors deemed by the Agent in its judgment, to be financially responsible parties who might be interested in purchasing the Partnership Interests, and if the Agent solicits such offers, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of the Partnership Interests.

The Agent or the Agent’s designee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Partnership Interests so sold, free of any right or equity of redemption, which equity of redemption the Borrower hereby releases.  The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in §13 of this Agreement.  Only after so paying over such net proceeds and after the payment by the Agent of any other amount required by any provision of law, including §9-615(a)(3) of the UCC, need the Agent account for the surplus, if any, to the Borrower.  To the extent permitted by applicable law, the Borrower waives all claims, damages, and demands against the Agent arising out of the repossession, retention or sale of the Partnership Interests except in each case such as arise out of the gross negligence or willful misconduct of the Agent.  The Borrower agrees that the Agent need not give more than ten (10) days ’ notice (which notification shall be deemed given in accordance with §22 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

(b)           The Borrower also agrees to pay all costs of the Agent, including reasonable attorneys’ fees and expenses, incurred with respect to the collection of any of the Liabilities or the enforcement of any of the Agent’s rights hereunder.

(c)           The Borrower hereby waives presentment, demand, or protest (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Partnership Interests.  Except for notices provided for herein, the Borrower hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Agreement.

(d)           The Borrower recognizes that in the event the Borrower fails to perform, observe or discharge any of the Borrower’s obligations hereunder, no remedy of law will provide adequate relief to the Agent, and agrees that the Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

12.           Limitation on Duty of the Agent with Respect to Partnership Interests.  Except as expressly provided in the UCC, the Agent shall have no duty as to any Partnership Interests in its possession or control or in the possession or control of any agent or nominee of the Agent or as to any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

13.           Application of Proceeds.  Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Partnership Interests shall be applied first in accordance with the Indercreditor Agreement, and then in accordance with the Indenture.

14.           Expenses.  The Borrower shall pay all expenses of protecting, appraising, handling and maintaining the Partnership Interests, all costs, fees and expenses of perfecting and maintaining the Security Interests, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Partnership Interests or the Security Interests.  If the Borrower fails promptly to pay any portion of the above expenses when due or to perform any other obligation of the Borrower under this Agreement, the Agent may, at its option, but shall not be required to, pay or perform the same, and the Borrower agrees to reimburse the Agent therefor on demand.  All sums so paid or incurred by the Agent for any of the foregoing, any and all other sums for which the Borrower may become liable hereunder and all costs and expenses (including reasonable attorneys’ fees, legal expenses and court costs)

incurred by the Agent in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall bear interest until paid at the highest rate provided in the Indenture applicable to the Notes and shall be secured by the Partnership Interests.

15.           Termination of Security Interests; Release of Partnership Interests.  Upon indefeasible payment in full of all of the Notes and the termination of the Indenture, the Security Interests shall terminate and all rights to the Partnership Interests shall revert to the Borrower.  Upon such termination of the Security Interests or release of the Partnership Interests, the Agent will, at the expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of the Security Interests or the release of the Partnership Interests, as the case may be.

16.           Marshaling.  Neither the Agent nor any the Agent shall be required to marshal any present or future security for (including but not limited to this Agreement and the Partnership Interests), or other assurances of payment of, the Notes or any of them, or to resort to such security or other assurances of payment in any particular order.  All of the Agent’s rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral that might cause delay in or impede the enforcement of the Agent’s rights under this Agreement or under any other instrument evidencing any of the Notes, and to the extent that it lawfully may the Borrower hereby irrevocably waives the benefits of all such laws.

17.           Borrower’s Obligations Not Affected.  The obligations of the Borrower hereunder shall remain in full force and effect without regard to, and shall not be impaired by (i) any exercise or nonexercise, or any waiver, by the Agent or any Holder of any right, remedy, power or privilege under or in respect the Notes or any security therefor (including this Agreement); (ii) any amendment or supplement to or modification of the Indenture; (iii) any amendment or supplement to or modification of any instrument (other than this Agreement) securing the Notes, including, without limitation, the Indenture; or (iv) the taking of additional security for, or any other assurances of payment of, the Notes or the release or discharge or termination of any security or other assurances of payment or performance for the Notes; whether or not the Borrower shall have notice or knowledge of any of the foregoing.

18.           Further Assurances.  The Borrower will do all such acts, and will furnish to the Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Agent and the Holders hereunder, all without any cost or expense to the Agent or any Holder.  If the Agent so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Agent as a financing statement in any recording office in any jurisdiction.

19.           Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the execution and delivery of this Agreement.

20.           Agent’s Exoneration.  Under no circumstances shall the Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Partnership Interests of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (i) to exercise reasonable care in the physical custody of any certificates or documents evidencing any Partnership Interests and (ii) after an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner.  The Agent shall not be required to take any action of any kind to collect, preserve or protect its or the Borrower’s rights in the Partnership Interests or against other parties thereto.  The Agent’s prior recourse to any part or all of the Partnership Interests shall not constitute a condition of any demand, suit or proceeding for payment or collection of the obligations under the Indenture.

21.           No Waiver, Etc.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited and executed by the Agent in accordance with the Indenture.  No act, failure or delay by the Agent shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by the Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.  The Borrower hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing the Notes or the Membership Interests, and any and all other notices and demands whatsoever (except as expressly provided for in the Indenture).

22.           Notice, Etc.  All notices, requests and other communications hereunder shall be made in the manner set forth in Section 14.02 of the Indenture.

23.           Successors and Assigns.  This Agreement and all obligations of the Borrower shall be binding upon the successors and assigns of the Borrower, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, its successors in title and assigns.

24.           Governing Law.  THIS AGREEMENT AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OR CHOICE OF LAWS RULES OR PRINCIPLES).

25.           Entire Agreement.  This Agreement, together with the Indenture and the other security agreements contemplated thereby, embodies the entire agreement and understanding between the Borrower and the Holders relating to the Partnership Interests and supersedes all prior written and oral agreements and understandings between the Borrower and the Holders relating to the Partnership Interests.

26.           Headings.  The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof.

27.           Counterparts.  This Agreement may be executed in any number of counter-parts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

28.           Severability, etc.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included.  The Borrower acknowledges receipt of a copy of this Agreement.

29.           Collateral Purposes Only.  This Agreement is executed only as security for the and the other obligations of the Borrower under the Indenture.  Anything to the contrary notwithstanding, the Agent shall not be deemed to have assumed any of the responsibilities or obligations of the Borrower under any of the Partnership Agreements.  The Borrower shall retain any distributions made under such  Partnership Agreements to the Borrower when no Event of Default has occurred and is continuing.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Assignment of Partnership Interest Security Agreement has been executed as of the day and year first above written.

APCOA/STANDARD PARKING, INC.

By:	/s/ G. Marc Baumann

Name:	G. Marc Baumann

Title:	Executive Vice President, Chief Financial Officer, Treasurer

WILMINGTON TRUST COMPANY, as Agent

By:	/s/ James D. Nesci

Name:	James D. Nesci

Title:	Authorized Signer

Annex A

to Assignment of Partnership Interest Security Agreement

1. NAME	Record Owner	Percentage of Partnership Interests
APCOA Parking Venture I, Limited Partnership	Borrower	99%
APCOA-Atrium Parking Venture, L.P.	Borrower	98%
APCOA Parking Venture III, Limited Partnership	Borrower	99%
APCOA-GSP L.P.	Borrower	99%
APCOA-SRP Parking V	Borrower	51%
Bradley Airport Parking Limited Partnership	Borrower	60%

Exhibit A

Locations

900 North Michigan Avenue

Suite 1600

Chicago, Illinois 60611